Filed pursuant to Rule 424(b)(3)
                                      Registration No. 333-59355

Prospectus Supplement No. 5
(To Prospectus Dated August 10, 1998 and
Prospectus Supplement No. 3 Dated August 21, 1998)

                                $1,012,198,000
                              XEROX CORPORATION
                 CONVERTIBLE SUBORDINATED DEBENTURES DUE 2018

The information contained under the heading "Selling Security Holders" in the Prospectus dated August 10, 1998, as supplemented by the Prospectus Supplement No. 3 dated August 21, 1998, relating to $1,012,198,000 aggregate principal amount at maturity of Convertible Subordinated Debentures due
2018 (the "Debentures") of Xerox Corporation (the "Company"), and such indeterminate number of shares of Common Stock, par value $1.00 per share, of the Company as may be issuable upon the conversion of the Debentures, that may be offered and sold from time to time by the several holders thereof (the "Selling Holders") is hereby amended and supplemented as follows:

                                                       PRINCIPAL AMOUNT AT
                           PRINCIPAL AMOUNT AT       MATURITY OF DEBENTURES
                          MATURITY OF DEBENTURES     PREVIOUSLY SPECIFIED IN
                          BENEFICIALLY OWNED AND    THE PROSPECTUS SUPPLEMENT
SELLING HOLDER          THAT MAY BE OFFERED HEREBY    DATED AUGUST 21, 1998
--------------          --------------------------  -------------------------
                                          (In U.S. Dollars)

BT Alex. Brown Inc . . .       14,200,000                   11,000,000
Donaldson, Lufkin &
   Jenrette Securities
   Corp. . . . . . . . .             None                    6,920,000


The date of this Prospectus Supplement is September 10, 1998.